EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Samuel T. Spadafora, Chairman of the Board and Chief Strategy Officer of Chordiant Software, Inc. (the “Company”), Stephen P. Kelly, Chief Executive Officer of the Company, and George A. de Urioste, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.  The Company’s Annual Report on Form 10-K for the period ended September 30, 2005, and to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 8th day of December, 2005.

/S/ SAMUEL T. SPADAFORA
Samuel T. Spadafora, Chairman of the Board, Chief Strategy Officer and Director

/S/ STEPHEN P. KELLY
Stephen P. Kelly, Chief Executive Officer

/S/ GEORGE A. DE URIOSTE
George A. de Urioste, Chief Operating Officer and Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Chordiant Software, Inc. under the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.